EXHIBIT 5.1

BARNETT & LINN
ATTORNEYS AT LAW
23564 Calabasas Road, Suite 205 • Calabasas, CA 91302

www.barnettandlinn.com
WILLIAM B. BARNETT		TELEPHONE: 818-436-6410
Attorney/Principal		FACSIMILE: 818-223-8303
wbarnett@wbarnettlaw.com

February 12, 2016

Zonzia Media, Inc.

2580 Anthem Village Drive, Suite B-7

Henderson, NV 89074

Re:        Registration Statement on Form S-1

Gentlemen:

We have acted as legal counsel to Zonzia Media, Inc., a Nevada corporation (the “Company”), with respect to the Registration Statement on Form S-1 (File No. 333-________), as amended (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on February 12, 2016.  The Registration Statement relates to the registration for resale of (a) up to 34,468,344 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), and (b) an aggregate of 30,000,000 shares (the “Unissued Shares”) of Common Stock that may be sold by the Company to Kodiak Capital Group, LLC (“Kodiak Capital”), (the “Equity Purchaser”) pursuant to the terms of that certain Equity Purchase Agreement dated February 10, 2016 between the Company and the Equity Purchaser (the “Purchase Agreement”).

In connection with this opinion, we have examined originals or copies of the following documents:

(a)           the Registration Statement, in the form filed and to be filed with the Commission, the exhibits filed or to be filed in connection therewith, and the form of Prospectus contained therein;

(b)          the Company’s Certificate of Incorporation, as amended;

(c)          the Company’s Bylaws, as amended;

(d)          the resolutions adopted by the Board of Directors of the Company authorizing the issuance and sale of the Company’s securities to the Equity Purchaser;

(e)           the Purchase Agreement, and

(f)          such other documents as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.  As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon certificates of officers of the Company and have assumed, without independent inquiry, the accuracy of those certificates.

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In rendering this opinion, we have also assumed that the members of the Company’s Board of Directors have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Purchase Agreement.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion. This opinion is limited solely to the federal laws of the United States and the Nevada General Corporation Law.  Our opinion is based on these laws as in effect on the date hereof.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Issued Shares are legally issued, fully paid and non-assessable;

2.	The Unissued Shares, when issued and sold in accordance with the terms of the Purchase Agreement, will be legally issued, fully paid and non-assessable;

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category as persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

BARNETT & LINN

/s/ William B. Barnett

William B. Barnett